UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2013

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On June 4, 2013, Peter Eidelman, the principal financial and accounting officer of Intermolecular, Inc. (the "Company"), notified the Company that he will resign from his position as the Chief Financial Officer of the Company to pursue other interests. Mr. Eidelman's resignation will be effective August 2, 2013 (the “Effective Date”). The Company appreciates the contributions made by Mr. Eidelman to the Company and wishes him well.
The Company has initiated a search for a replacement Chief Financial Officer.
In order to facilitate an orderly transition, the Company also announced that Mr. Reed Birnbaum, the Company's Vice President of Finance and Corporate Controller will upon the Effective Date assume the duties of the Company's principal financial and accounting officer on an interim basis until such time as the Company appoints a new Chief Financial Officer.
Mr. Birnbaum was formerly Corporate Controller at Better Place, Inc., BigBand Networks, Inc., and Cellon International and began his career with KPMG LLP, where he earned his license as a certified public accountant. Mr. Birnbaum holds a Bachelor of Science degree in Business Administration - Accounting from California State University, Fresno.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: June 7, 2013	By:	/s/ DAVID E. LAZOVSKY
David E. Lazovsky
President and Chief Executive Officer